Exhibit 3.01

GOPRO, INC.

RESTATED CERTIFICATE OF INCORPORATION

GoPro, Inc., a Delaware corporation, hereby certifies as follows:

1.	The name of the corporation is GoPro, Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was August 24, 2011, under the name Woodman Labs, Inc.

2.	The Restated Certificate of Incorporation of the corporation attached hereto as Exhibit “1”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation, as previously amended and/or restated, has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:	July 1, 2014	GoPro, Inc.

		By:	/s/ Nicholas Woodman
		Name:	Nicholas Woodman
		Title:	Chief Executive Officer

EXHIBIT “1”

GOPRO, INC.

RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME

The name of the corporation is GoPro, Inc. (the “Corporation”).

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the Corporation at that address is Corporation Service Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized. The total number of shares of all classes of stock that the Corporation has authority to issue is Six Hundred Fifty Five Million (655,000,000) shares, consisting of: Five Hundred Million (500,000,000) shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), One Hundred Fifty Million (150,000,000) shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and Five Million (5,000,000) shares of Preferred Stock, $0.0001 par value per share (the “Preferred Stock”). The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor.

2. Preferred Stock.

1. The Board of Directors is hereby authorized, subject to any limitations prescribed by the law of the State of Delaware, by resolution or resolutions adopted from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware setting forth such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers (including voting powers), preferences and relative, participating, optional or other rights (and the qualifications, limitations or restrictions thereof) of the shares of each such series and to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and, unless otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, no separate vote of the holders of Preferred Stock or any series thereof shall be required therefor.

2. Except as otherwise expressly provided in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article IV, (i) any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and (ii) any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

3. Common Stock.

1. Equal Status. Except as otherwise required by law or as expressly set forth in this Section 3 of this Article IV, each share of Class A Common Stock shall have the same rights and powers as, rank equally to, share ratably with and be identical in all respects and in all matters to, each share of Class B Common Stock.

2. Number of Votes. Except as otherwise set forth herein or as required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders generally. Each outstanding share of Class B Common Stock shall entitle the holder thereof, as such, to ten (10) votes, and each outstanding share of Class A Common Stock shall entitle the holder thereof, as such, to one (1) vote. Unless otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

3. Dividends and Distributions. Dividends and other distributions may be declared and paid on shares of the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to applicable law and any preferential dividend, distribution or other rights of the holders of any then outstanding series of Preferred Stock. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, the Corporation may not declare and pay any dividends or make other distributions with respect to any class of Common Stock unless at the same time the Corporation declares and pays a ratable dividend or makes a ratable distribution with respect to each outstanding share of Common Stock, regardless of class. For purposes of the preceding sentence, dividends or other distributions payable in (i) shares of a class of Common Stock; (ii) voting securities of the Corporation or voting securities of any entity that is a wholly owned subsidiary of the Corporation (“Voting Securities”); or (iii) securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for, Voting Securities (“Exchangeable Securities”) shall be deemed ratable if, and only if:

(a) In the case of dividends or other distributions payable in shares of a class of Common Stock, (i) only shares of Class A Common Stock are distributed with respect to Class A Common Stock; (ii) only shares of Class B Common Stock are distributed with respect to Class B Common Stock; and (iii) the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution;

(b) In the case of dividends or other distributions payable in Voting Securities, either (x) such dividend or other distribution is identical with respect to each class of Common Stock and is approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; or (y) (i) such Voting Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 3.3(b) of this Article IV; (ii) the voting rights of such Voting Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of such Voting Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) such Voting Security paid to the holders of Class B Common Stock is convertible into the Voting Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of such Voting Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution; and

(c) In the case of dividends or other distributions payable in Exchangeable Securities, either (x) such dividend or other distribution is identical with respect to each class of Common Stock and is approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; or (y) (i) such Exchangeable Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 3.3(c) of this Article IV; (ii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock is convertible into the Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution shall be equal to the number of such Exchangeable Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution.

4. Reclassifications. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, combined, reclassified or otherwise changed unless the shares of the other class of Common Stock are concurrently subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner. For purposes of the preceding sentence, any reclassification or other change of Class A Common Stock or Class B Common Stock into (i) Voting Securities or (ii) Exchangeable Securities shall be deemed undertaken in the same proportion and in the same manner as shares of the other class of Common Stock if, and only if:

(a) In the case of a reclassification or other change of Class A Common Stock or Class B Common Stock into Voting Securities, either (x) such reclassification or other change is identical with respect to each class of Common Stock and is approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; or (y) (i) such Voting Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 3.4(a) of this Article IV; (ii) the voting rights of the Voting Security into which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Voting Security into which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) such Voting Security into which the Class B Common Stock has been reclassified or otherwise changed is convertible into the Voting Security into which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities into which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Voting Securities into which the Class B Common Stock has been reclassified or otherwise changed; and

(b) In the case of a reclassification or other change of Class A Common Stock or Class B Common Stock into Exchangeable Securities, either (x) such reclassification or other change is identical with respect to each class of Common Stock and approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Exchangeable Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 3.4(b) of this Article IV; (ii) the voting rights of each Voting Security underlying the Exchangeable Security into which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security into which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security into which the Class B Common Stock has been reclassified or otherwise changed is convertible into each Voting Security underlying the Exchangeable Security into which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities into which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Exchangeable Securities into which the Class B Common Stock has been reclassified or otherwise changed.

5. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of the holders of any series of Preferred Stock then outstanding.

6. Merger. The affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to approve any merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity) requiring a vote of the Corporation’s stockholders under applicable law unless, upon the consummation of such merger or consolidation, holders of each class of Common Stock will receive (or be entitled to receive) the same per share consideration in the merger. Without limiting the circumstances in which the holders of each class of Common Stock may be deemed to have received equal per share consideration upon the consummation of a merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity), for purposes of the preceding sentence, holders of each class of Common Stock will be deemed to have received the same per share consideration of (i) voting securities of the Corporation or any other entity (“Merger Voting Securities”) or (ii) securities convertible into, or exchangeable for, Merger Voting Securities (“Merger Exchangeable Securities”) if:

(a) With respect to Merger Voting Securities, (i) the Merger Voting Securities to be received by holders of Class A Common Stock and Class B Common Stock are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.6(a) of this Article IV; (ii) the voting rights of the Merger Voting Security to be received by the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Merger Voting Security to be received by the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) the Merger Voting Security to be received by the holders of Class B Common Stock is convertible into the Merger Voting Security to be received by the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Voting Securities to be received for each share of Class A Common Stock is equal to the number of Merger Voting Securities to be received for each share of Class B Common Stock; and

(b) With respect to Merger Exchangeable Securities, (i) the Merger Exchangeable Securities to be received by holders of Class A Common Stock and Class B Common Stock are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 3.6(b) of this Article IV; (ii) the voting rights of each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class B Common Stock is convertible to each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Exchangeable Securities to be received for each share of Class A Common Stock is equal to the number of Merger Exchangeable Securities to be received for each share of Class B Common Stock.

7. Determinations of “Substantially Similar” and “Same Per Share Consideration”. For purposes of Sections 3.3, 3.4, and 3.6 of this Article IV, the Board of Directors shall have the sole power and authority to make all determinations regarding whether or not a characteristic of a security is “substantially similar” to that of another security and for purposes of Section 3.6 of this Article IV, the Board of Directors shall have the sole power and authority to make all determinations regarding whether or not holders of each class of Common Stock will be entitled to receive the same per share consideration. All such determinations made by the Board of Directors shall be final, conclusive and binding.

ARTICLE V: CLASS B COMMON STOCK CONVERSION

1. Optional Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any record holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws of the Corporation or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

2. Automatic Conversion. Each share of Class B Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earlier of the date, if any, (i) on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate number of shares of Common Stock then outstanding, or (ii) specified by the affirmative vote of the holders of Class B Common Stock representing not less than a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class (either of the events so specified being the “Automatic Conversion” and the date on which such event occurs, the “Automatic Conversion Date”). The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 2 to record holders of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person registered on the Corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Automatic Conversion shall be registered on the Corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

3. Conversion on Transfer. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.

4. Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Restated Certificate of Incorporation or the Bylaws, relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined by the Board of Directors) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation.

5. Definitions.

a) “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder (as defined below), the spouse, domestic partner, parents, grandparents, lineal descendents, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

b) “Qualified Stockholder” shall mean (a) the record holder of a share of Class B Common Stock; (b) each natural person who, prior to the Effective Time, Transferred shares of capital stock of the Corporation to a Permitted Entity that is or becomes a Qualified Stockholder; (c) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (d) a Permitted Transferee.

c) “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder.

d) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5:

(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or

(iii) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are holders of voting securities of any such entity or Parent of such entity.

e) “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

f) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(i) by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, or (B) any Permitted Entity of such Qualified Stockholder; or

(ii) by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

g) “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

h) “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

i) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

j) “Convertible Securities” shall mean securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.

k) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or Convertible Securities.

6. Status of Converted Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.

7. Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in Sections 1, 2 or 3 of this Article V, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections 1, 2 or 3 of this Article V occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid on the shares of Class B Common Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock (or in the Voting Securities or Exchangeable Securities payable on shares of Class B Common Stock), such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock (or, if applicable, the Voting Securities or Exchangeable Securities payable on shares of Class A Common Stock) and no shares of Class B Common Stock (or the Voting Securities or Exchangeable Securities payable on shares of Class B Common Stock) shall be issued in payment thereof.

8. Reservation. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

ARTICLE VI: AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser or no vote, but in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE VII: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by law.

2. Number of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of directors constituting the Whole Board shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board.

3. Classified Board. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, immediately following the Automatic Conversion Date, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively (the “Classified Board”). Each class shall consist, as nearly as may be possible, of one third of the Whole Board. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the Automatic Conversion Date, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the Automatic Conversion Date, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the Automatic Conversion Date. At each annual meeting of stockholders following the Automatic Conversion Date, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

4. Term and Removal. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal. Prior to the Automatic Conversion Date, subject to the special rights of the holders of any series of Preferred Stock to elect directors, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. From and after the Automatic Conversion Date, subject to the special rights of the holders of any series of Preferred Stock, directors may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

5. Vacancies and Newly Created Directorships. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of such director expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

6. Vote by Ballot. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII: DIRECTOR LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

ARTICLE IX: MATTERS RELATING TO STOCKHOLDERS

1. No Action by Written Consent of Stockholders. Subject to the rights of any series of Preferred Stock then outstanding, no action shall be taken by the stockholders of the Corporation except at a duly called annual or special meeting of stockholders and no action shall be taken by the stockholders by written consent.

2. Special Meeting of Stockholders. Prior to the Automatic Conversion Date, special meetings of the stockholders of the Corporation may be called by holders of at least 10% of the outstanding voting power of all then-outstanding shares of stock, the Chairperson of the Board, the Chief Executive Officer, the President, or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. From and after the Automatic Conversion Date, special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board, the Chief Executive Officer, the President, or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board.

3. Advance Notice of Stockholder Nominations and Business Transacted at Special Meetings. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

ARTICLE X: SEVERABILITY

If any provision of this Restated Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of this Restated Certificate of Incorporation (including without limitation, all portions of any section of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall remain in full force and effect.

ARTICLE XI: AMENDMENT OF CERTIFICATE OF INCORPORATION

1. General. The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), and subject to Sections 1 and 2.1 of Article IV, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 1 of this Article XI, Section 2 of Article IV, or Article V, Article VI, Article VII, Article VIII, Article IX, Article X or Article XII.

2. Changes to or Inconsistent with Section 3 of Article IV. Notwithstanding any other provision of this Restated Certificate of Incorporation (including any Certificate of Designation) or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Certificate of Designation), the affirmative vote of the holders of Class A Common Stock representing at least seventy-five percent (75%) of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing at least seventy-five percent (75%) of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Section 3 of Article IV or this Section 2 of this Article XI.

ARTICLE XII: CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law, this Restated Certificate of Incorporation or the Bylaws; (d) any action to interpret, apply, enforce or determine the validity of this Restated Certificate of Incorporation or the Bylaws; or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XII.